THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS ("STATE SECURITIES LAWS"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

Expires at 5:00p.m. Eastern Time on April 28, 2000
FINET HOLDINGS CORPORATION

WARRANT FOR THE PURCHASE
OF SHARES OF COMMON STOCK

No. W-97 -xxa                       xx,000     Warrants

FOR VALUE RECEIVED, FINET HOLDINGS CORPORATION, a Delaware corporation (the "Company"), hereby certifies that:

or  his/her  assigns (the "Holder"), is entitled, subject to the provisions
of  this Warrant, to purchase from the Company, up to     5,000       fully
paid and non-assessable shares of Common Stock.. The purchase price of one share of Common Stock (the "Exercise Price") shall be the following:

$1.50 until 5:00p.m. Eastern Time on April 30, 1998
$2.50 until 5:00p.m. Eastern Time on April 30, 1999
$3.50 until 5:00p.m. Eastern Time on April 28, 2000

The term "Common Stock" means the Common Stock, par value $.01 per share, of the Company as constituted as of March 25, 1997 (the "Issue Date"). The shares of Common Stock to be received upon the exercise of this Warrant are hereinafter referred to as "Warrant Stock." The term "Company" means and includes the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation (or any immediate or more remote successor corporation of such corporation) to which it has transferred its property or assets as an entirety or substantially as an entirety.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not his Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

1.     Exercise of Warrant.

         (a) This Warrant may be exercised in whole or in part at any time, or from time to time, during the period commencing on the date hereof and expiring at 5:00 p.m. Eastern Time on April 28, 2000 (the "Expiration Date"), by presentation and surrender of this Warrant to the Company at its principal office with the Warrant Exercise Form attached hereto duly executed and accompanied by payments (either in cash or by certified or official bank check, payable to order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

    (b) The Holder hereby acknowledges that neither this Warrant nor any of the securities that may be acquired upon exercise of this Warrant, including the Warrant Stock and the Other Securities, have been registered under the Securities Act or under the State Securities Laws. The Holder acknowledges that, upon exercise of this Warrant, the securities to be issued upon such exercise may be subject to applicable federal and state securities (or other) laws requiring registration, qualification or approval of governmental authorities before such securities may be validly issued or delivered upon notice of such exercise. The Company's sole obligation to any Holder upon exercise hereof shall be to use its best efforts to obtain exemptions from registration or qualification for the issuance of such securities under applicable state and federal securities laws, and the Holder further agrees that the issuance of such securities shall be deferred until such exemption shall have been obtained; and it is further agreed that the Company shall have no other obligation to the Holder for the non-issuance of such securities except to return the Warrant so rendered and to refund the Holder any consideration tendered in respect to the Exercise Price. With respect to any such securities, this Warrant may not be exercised by, and securities shall not be issued, to any Holder in any state in which such exercise would be unlawful. Any restrictions imposed by this section upon the exercise of this Warrant shall cease and terminate as to any particular shares of Common Stock (a) when such securities shall have been registered under the Securities Act and all applicable State Securities Laws, or (b) when, in the opinion of Counsel to the Company, such restrictions are no longer required in order to ensure compliance with the Securities Act or any applicable State Securities Laws.

2. Reservation of Shares. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock from time to time receivable upon exercise of this Warrant. All such shares (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant. For purposes of this Warrant, the fair market value of a share of Common Stock shall be determined as follows:

     (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or system; or

     (b) If the Common Stock is not listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

     (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

4. Exchange, Transfer. Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office with the Assignment form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

6. Redemption. The Company shall have the right, upon the giving of at least 30 days' prior written notice to the Holders of all the Warrants, to redeem all of the Warrants at a price of $.05 per Warrant (the "Redemption Price") commencing one year from the Issue Date, provided that the average closing bid price per share of the Common Stock in the over-the-counter market as reported on the American Stock Exchange Emerging Company Marketplace (or the average closing sales price on the primary exchange or NASDAQ on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange or NASDAQ) for 20 consecutive trading days, ending not more than 15 calendar days prior to the date of the redemption notice, equals or exceeds at least 200% of the then effective exercise price of the Warrants. All Warrants issued on this date must be redeemed if any are redeemed. Such notices of redemption shall (a) designate the date of redemption which date shall not be less than 30 or more than 60 days from the date of such notice, (b) state the Redemption Price and that payment therefor will be made upon surrender of the Warrant at the offices of the Company and (c) indicate that the right to exercise the Warrant will terminate at the close of business on the business day prior to the redemption date. If the giving of notice of redemption shall be given as aforesaid, the right to exercise the Warrant will terminate at the close of business on the business day prior to the redemption date, and the Holder of this Warrant shall thereafter be entitled upon surrender of this Warrant only to receive the Redemption Price without interest.

7. Transfers to Comply with the Securities Act. The Company shall be under no obligation to transfer this Warrant, or any of the Common Stock issued upon exercise of this Warrant, unless and until the Company shall have received an opinion of counsel, reasonably acceptable to the Company, that such transfer does not require registration of any such securities under the Securities Act or any applicable state securities laws. This Warrant and any Warrant Stock or Other Securities may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock or Other Securities may legally be transferred without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 7 with respect to any resale or other disposition of such securities; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

8. Legend. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock, all certificates representing shares shall bear on the face thereof substantially the following legend:

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS ("STATE LAWS"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT
SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

9. Supplements and Amendments. The Company may from time to time supplement or amend this Warrant Certificate without the approval of any Holder of Warrant Certificate in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which the Company shall not adversely affect the interests of the Holders of Warrant Certificates.

10. Notices. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two days after mailing when by certified or registered mail, return receipt requested, addressed to the Company at the address set forth below or addressed to the Holder at the address set forth on the first page, as the case may be, or at such other address of which the Company or the Holder has been advised by notice hereunder.

Company:    Finet Holdings Corporation
        3021 Citrus Circle, Suite 150
        Walnut Creek, CA 94598
        Attention:  Jan Hoeffel, President

11. Applicable Law. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware.

12. Captions. The caption headings of the Sections of this Warrant Certificate are for convenience of reference only and are not intended, nor should they be construed as, a part of this Warrant Certificate and shall be given no substantive effect.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

FINET HOLDINGS CORPORATION

By: ________________________
President

ATTEST:


By: ________________________

WARRANT EXERCISE FORM


The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ shares of Common Stock of Finet Holdings Corporation, a Delaware corporation, and hereby makes payment of $ ________________________ in payment therefor.

INSTRUCTIONS FOR ISSUANCE OF STOCK
(if other than to the registered holder of the within Warrant)



(f)                                                                    Name
_______________________________________________________________________
     (Please typewrite or print in block letters)
(g)
Address____________________________________________________________________
__
___________________________________________________________________________
__


Social Security  or
Taxpayer                       Identification                        Number
__________________________________________________


and if such number of Warrants shall not be all Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated below.






IMPORTANT:       PLEASE       COMPLETE       THE       FOLLOWING       PAGE

1.  The exercise of this Warrant was not solicited unless the following box
is checked. [      ]


2.  The exercise of this Warrant was solicited by

    _______________________________________________________________________


Dated:_________________, 199__

_____________________________               _____________________________
Signature, if jointly held                  Signature

_____________________________               _____________________________
Print Name                          Print Name


_____________________________               _____________________________

_____________________________               _____________________________
Address                         Address

_____________________________               _____________________________
Social Security Number                  Social Security Number or
Taxpayer Identification Number              Taxpayer Identification Number

_____________________________               _____________________________
Signature Guaranteed                        Signature Guaranteed

_____________________________               _____________________________

ASSIGNMENT FORM


FOR VALUE RECEIVED,_______________________________________________________
hereby sells, assigns and transfers unto
Name_______________________________________________________________________
_
    (Please typewrite or print in block letters)

the right to purchase Common Stock of Finet Holdings Corporation, a Delaware corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint____________________________________________
Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated:______________, 199__

__________________________
Signature

__________________________
Signature, if jointly held

__________________________
Print Name

__________________________
Print Name